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                            Cornell Corrections, Inc.
                 Statement Re: Computation of Per Share Earnings
                     (in thousands except per share amounts)

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
                                                           --------------------    --------------------    --------------------
                                                                   2000                     1999                   1998
                                                           --------------------    --------------------    --------------------
                                                             Basic     Diluted       Basic     Diluted       Basic     Diluted
                                                           --------------------    --------------------    --------------------
Net Earnings                                               $  7,969    $  7,969    $  5,352    $  5,352    $  6,062    $  6,062
                                                           ====================    ====================    ====================

Shares used in computing net earnings per share:
     Weighted average common shares and
       common share equivalents                              10,158      10,158      10,129      10,129      10,032      10,032

     Less treasury shares                                      (775)       (775)       (697)       (697)       (590)       (590)

     Effect of shares issuable under stock options
       and warrants based on the treasury stock method           --         112          --         228          --         330
                                                           --------------------    --------------------    --------------------
                                                              9,383       9,495       9,432       9,660       9,442       9,772
                                                           --------------------    --------------------    --------------------

 Net earnings per share                                    $   0.85    $   0.84    $   0.57    $   0.55    $   0.64    $   0.62
                                                           ====================    ====================    ====================
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